EXHIBIT 2.2

                         SHAREHOLDER'S POWER OF ATTORNEY

The Guitron Corporation
38 Place du Commerce, Suite 230
Nuns' Island, Montreal, Quebec
Canada H3E 1T8

Attention:  Richard Duffy, President

Dear Mr. Duffy:

      It is contemplated that the undersigned (hereinafter sometimes referred to as the "Shareholder"), along with other shareholders of The Guitron Corporation (the "Canadian Company") (such shareholders and the undersigned are hereinafter sometimes referred to herein, collectively, as the "Shareholders") will exchange their shares of the capital stock of the Canadian Company for shares in Guitron International Inc., a Delaware Corporation (the "Delaware Company").

      1. In connection with the foregoing, the undersigned hereby makes, constitutes and appoints Richard Duffy the true and lawful attorney-in-fact of the undersigned (the "Attorney-in-Fact"), with full power and authority, in the name of and for and on behalf of the undersigned:

      (a) To exchange the number of shares of stock of the Canadian Company (the "Canadian Company Shares") owned by the undersigned, as set forth at Instruction 3 at the end of this Power of Attorney, for shares of the common stock of the Delaware Company ("Delaware Company Shares") at a ratio of 3.25 Delaware Company Shares for each Canadian Company Share.

      (b) For the purpose of effecting such exchange, to execute and deliver an Agreement and Plan of Reorganization among the Canadian Company, the Delaware Company, and the Shareholders (the "Acquisition Agreement"), which includes representations and warranties by the undersigned in substantially the form of the preliminary copy of the Acquisition Agreement heretofore received by the undersigned and attached as Appendix B hereto, containing such terms and conditions as the Attorney-in-Fact, in his sole discretion, shall determine and, if necessary, a stock power(s) evidencing the transfer of the shares to be exchanged by the undersigned in accordance with the terms and conditions of the Acquisition Agreement.


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      (c) To deliver to the undersigned new certificates representing the number of Delaware Company Shares which the undersigned shall be entitled to receive in exchange for the undersigned's Canadian Company Shares at the closing of the Acquisition Agreement and to return to the undersigned the old certificates representing the undersigned's Canadian Company Shares in the event the Acquisition Agreement is not executed or fails to close pursuant to the terms thereof.

      (d) To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, and in general to do all things and to take all actions which the Attorney-in-Fact, in his sole discretion, may consider necessary or proper in connection with, or to carry out, the exchange of the Canadian Company Shares for the Delaware Company Shares in accordance with the terms of the Acquisition Agreement, as fully as could the undersigned if personally present and acting.

      2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the Canadian Company, and the other Shareholders, and for the purposes of completing the transactions contemplated by the Acquisition Agreement. This Power of Attorney and all authority conferred hereby shall be irrevocable until December 31, 2000, and shall not be terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of them) or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries), and if after the execution hereof the undersigned shall die or become incapacitated, or if any other such event or events shall occur before the completion of the transactions contemplated by the Acquisition Agreement and this Power of Attorney, all actions taken by the Attorney-in-Fact hereunder shall be as valid as if such death, incapacity, or other event or events had not occurred regardless of whether or not the Attorney-in-Fact, shall have received notice of such death, incapacity or other event.

      3. The Attorney-in-Fact shall have full power to make and substitute any attorney-in-fact in his place and stead, and the undersigned hereby ratifies and confirms all that the Attorney-in-Fact or his substitute or substitutes shall do by virtue of these present all actions hereunder which may be taken by the Attorney-in-Fact or his substitutes. The term "Attorney-in-Fact"as used herein shall include such substitutes.

      4. The undersigned hereby represents, warrants and agrees that:

      (a) The undersigned has full right, power and authority to enter into this Power of Attorney and the Acquisition Agreement.

      (b) The undersigned has and, at the time of delivery to the Delaware Company of the Canadian Company Shares on the Closing Date (as such term is defined in the Acquisition


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Agreement), will have full right, power and authority to sell, assign, transfer, and deliver the Canadian Company Shares to be exchanged by him pursuant to the Acquisition Agreement.

      (c) He is, and at the time of the delivery of the Canadian Company Shares on the Closing Date will be, the lawful owner of and has, and will then have, valid and unencumbered title to such shares and, upon delivery and exchange of such shares, in accordance with the terms of the Acquisition Agreement, the Delaware Company will acquire valid and unencumbered title thereto.

      (d) Neither the execution and delivery of the Acquisition Agreement, this Power of Attorney, the fulfillment of the terms therein or herein set forth, nor the consummation of the transactions therein or herein contemplated will conflict with or constitute a breach of or default under any agreement or other instrument to which the undersigned is a party, by which the undersigned is bound, or to which the undersigned's property or assets are subject, or any statute, order, rule, regulation, judgment or decree applicable to the undersigned or the undersigned's property or assets.

      (e) The certificates representing the shares to be exchanged by the undersigned under the Acquisition Agreement are, and on the Closing Date will be, genuine and valid and the undersigned has no knowledge of any fact which would impair the validity of the certificates; the shares to be exchanged by the undersigned under the Acquisition Agreement, have been duly and validly authorized and issued and are fully paid and nonassessable; and upon delivery of such shares and receipt in exchange therefor of 3.25 Delaware Company Shares for every Canadian Company Share, the undersigned will convey valid and unencumbered title to such shares.

      (f) The undersigned has enclosed herewith a certificate or certificates for the number of shares proposed to be exchanged by the undersigned under the Acquisition Agreement, in proper form for good delivery, and duly executed, and has granted the Attorney-in-Fact irrevocable authority to purchase all requisite stock transfer tax stamps and to hold such certificate or certificates for good delivery, and for exchange for certificates for The Delaware Company Shares, pursuant to the provisions of the Acquisition Agreement, on the Closing Date on the undersigned's behalf, and the undersigned has duly executed and delivered this Power of Attorney appointing Richard Duffy, with full power of substitution, as such Shareholder's Attorney-in-Fact.

      5. The Attorney-in-Fact shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given by the undersigned, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information contained therein; It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person other than to deal with the certificates for the Canadian Company Shares deposited with him and the certificates for the Delaware Company Shares to be exchanged therefor in accordance with the provisions hereof. The Attorney-in-Fact shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorney-in-Fact's own negligence or bad faith.


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      6. It is understood that the Attorney-in-Fact shall serve entirely without compensation.

      This Power of Attorney shall terminate if the Acquisition, as that term is defined in the Acquisition Agreement, is not closed on or prior to December 31, 2000.

      Witness the due execution of the foregoing Power of Attorney as of the date written below.

INSTRUCTIONS

      THIS POWER OF ATTORNEY MUST BE RETURNED TO THE COMPANY TOGETHER WITH A CERTIFICATE OR CERTIFICATES REPRESENTING ALL SHARES OF STOCK HELD BY YOU IN THE GUITRON CORPORATION, DULY COMPLETED BY _______________________.

1. Fill in Date.                                 ____________________

2. Fill in number of shares of
     stock beneficially* owned
     by you in The Guitron
     Corporation.                                ____________________

3. Fill in number of shares of
     The Guitron Corporation
     beneficially* represented
     by certificates enclosed
     herewith                                    ____________________

5. Sign exactly as name or names appear on stock certificate. If certificate is held in more than one name, all must sign.

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________


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6. Fill in your address.

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

7. Have this Power of Attorney notarized in the appropriate form on the next page(s).

8. Return this Power of Attorney, and your stock certificate(s) in the enclosed envelope.

9.    Notice to all Shareholders who are custodians,  trustees and/or guardians:
      Please enclose copies of all documentation demonstrating your authority to enter into and be bound by this Power of Attorney and the Custody Agreement (e.g., enclose appropriate trust agreement; etc.).

----------
*See Appendix A attached hereto.


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                          ACKNOWLEDGMENT FOR INDIVIDUAL

STATE (PROVINCE) OF _______________   )
                                      )  SS.
COUNTY OF ______________              )

      On this _______________ day of _______________, in the year , before me, a
Notary Public in and for the (State) (Province) of _______________, personally appeared _______________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that _____ executed it.

      (SEAL)

                                       ______________________________
                                       Notary Public
                                       State (Province) of _______________


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                          ACKNOWLEDGMENT FOR INDIVIDUAL
                           SERVING AS ATTORNEY-IN-FACT
                                 FOR SHAREHOLDER

STATE (PROVINCE) OF _______________   )
                                      )     SS.
COUNTY OF ______________              )

      On this __________ day of _______________, in the year _______, before me, a Notary Public in and for the State of _______________, personally appeared _______________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument as the attorney-in-fact of _______________, and acknowledged to me that _____ he subscribed the name of _______________ thereto as principal, and his (her) own name as attorney-in-fact.

      (SEAL)

                                       ______________________________
                                       Notary Public
                                       State (Province) of _______________


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                            CORPORATE ACKNOWLEDGMENT

STATE (PROVINCE) OF                   }
                                      } ss.
COUNTY OF                             }

      On this day of , 2000, before me personally appeared ____________________ (and _______________________) to me known, who being by me sworn, did depose and say that such person(s) is (are) the _____________________________ (and the ___)
of _______________________________, the corporation described in and which executed the foregoing instrument and that such person(s) so executed such instrument by order of the Board of Directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[Notary Seal]                         ..........................................

My Commission Expires: ........................................


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                           PARTNERSHIP ACKNOWLEDGMENT

STATE (PROVINCE) OF                   }
                                      } ss.
COUNTY OF                             }

      On this ______ day of ____________, 2000, before me personally appeared ________________________ one of the partners of the firm of
________________________, known to me to be the person who executed the foregoing instrument and acknowledged that he/she executed, and was duly authorized to execute, the same as and for the act and deed of said firm.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[Notary Seal]                         ..........................................

My Commission Expires: ........................................


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                                   APPENDIX A

                                   Definitions

      For purpose of the representations made in the Power of Attorney, the following definitions shall be applicable:

      "Beneficially" when used in connection with the ownership of securities, means (a) any interest in a security which entitles a party to any of the rights or benefits of ownership even though such party may not be the owner of record or (b) securities owned by such party directly or indirectly, including those held by him for his own benefit (regardless of how registered) and securities held by others for his benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., and including securities held by an estate or trust in which such party has an interest as legatee or beneficiary, securities owned by a partnership or which such party is a partner, securities held by a personal holding company of which such party is a stockholder, etc., and securities held in the name of such party's spouse, minor children and any relative (sharing the same home). A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

      (1) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

      (2) investment power which includes the power of dispose, or to direct the disposition of such security.


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